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Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

July 24, 2012

HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, CA 90806

  Re:
  HCP, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special New York counsel to HCP, Inc., a Maryland corporation (the "Company"), in connection with the registration statement on Form S-3, to be filed on the date hereof by the Company (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of the following securities of the Company: (i) shares of common stock, $1.00 par value per share ("Common Stock"); (ii) shares of preferred stock, $1.00 par value per share ("Preferred Stock"), which may be issued in one or more series; (iii) depositary receipts (the "Receipts") representing fractional shares of Preferred Stock, which are called depositary shares (the "Depositary Shares") and which may be issued pursuant to one or more deposit agreements (each, a "Deposit Agreement") proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Deposit Agreement (each, a "Bank Depositary"); (iv) debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured ("Debt Securities"), which may be issued in one or more series under an indenture relating to the Debt Securities (the "Indenture"), proposed to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A. (the "Trustee"); (v) warrants (the "Warrants") to purchase Debt Securities, Preferred Stock, Common Stock or other securities as shall be designated by the Company at the time of the offering issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") proposed to be entered into between the Company and one or more warrant agents to be named in the applicable Warrant Agreement (each, a "Warrant Agent"); and (vi) such indeterminate amount and number of each class of the foregoing securities as may be issued upon exercise, conversion or exchange, as applicable, of any other securities that provide for such exercise, conversion or exchange (collectively, "Indeterminate Securities"). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Indeterminate Securities are collectively referred to herein as the "Offered Securities."

        This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

  (i)
  the Registration Statement relating to the Offered Securities; and

  (ii)
  the form of Indenture, filed as an exhibit to the Registration Statement.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder. We have assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in Paragraphs 1, 2 and 3 below, the validity and binding effect thereof on such parties. We have assumed that the Company has been duly organized and is and will continue to be validly existing in good standing, and has and will continue to have the requisite legal status and legal capacity, under the laws of the State of Maryland, and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indenture, any supplemental indenture thereto, the Warrant Agreements, the Deposit Agreements and the Registration Statement. We have assumed that the Indenture will be executed and delivered in substantially the form reviewed by us. We have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is and will be a valid and legal provision. We have also assumed that New York law will be chosen to govern the Warrant Agreements and the Deposit Agreements and that such choice is a valid and legal provision, and that the Warrant Agreements and the Warrants and the Deposit Agreements and the Depositary Shares will contain all provisions required under the laws of the State of Maryland in respect of contracts for the sale of securities issued by a Maryland corporation. We have assumed that the Indenture, any supplemental indenture thereto, the Warrant Agreements and the Deposit Agreements will be duly authorized, executed and delivered by the Trustee, the Warrant Agents and the Bank Depositary, respectively, and that any Debt Securities, Warrants or Depositary Shares that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee, Warrant Agents and Bank Depositary, respectively. We have assumed that the choice of currency in which any Offered Debt Securities (as defined below) are denominated does not contravene any exchange control or other laws of the entity issuing such currency.

        In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under each Deposit Agreement and Warrant Agreement will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its assets are subject, (ii) any law, rule or regulation to which the Company or its assets is subject, except that we do not make the assumption set forth in this clause (ii) with respect to Opined on Law (as defined below), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

        We do not express any opinion as to whether the execution or delivery by the Company of the Indenture, the Warrant Agreements and the Deposit Agreements or the performance by the Company of its obligations thereunder will constitute a violation of, or a default under, any covenant, restriction or provision contained in any agreement or instrument to which the Company is subject with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the company or any of its subsidiaries.

        As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

        Our opinions set forth herein are limited to the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinion herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. Insofar as the opinion expressed herein relates to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

        1.     With respect to any Depositary Shares to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Depositary Shares (the "Offered Depositary Shares"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, including the adoption of articles supplementary for such related series of Preferred Stock in the form required by Maryland law; (iv) such articles supplementary have been duly filed with the Secretary of State of Maryland; (v) the board of directors of the Company (the "Board of Directors"), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and the related series of Preferred Stock, the applicable Deposit Agreement and related matters; (vi) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement so as not to violate any applicable law or the Articles of Restatement of the Company as then in effect (the "Articles") and the Amended and Restated Bylaws of the Company as then in effect (the "Bylaws"), or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Preferred Stock relating to such Offered Depositary Shares have been duly authorized for issuance; (viii) the applicable Deposit Agreement has been duly executed and delivered; (ix) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Deposit Agreement to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Deposit Agreement; and (x) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank Depositary in accordance with the applicable Deposit Agreement, such Deposit Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

        2.     With respect to the Debt Securities offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any supplemental indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture relating to such Offered Debt Securities so as not to violate any applicable law or the Articles and Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities in the applicable form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon exercise, conversion or exchange of any Preferred Stock, Debt Securities or Warrants), when issued and sold or otherwise distributed in accordance with the Indenture and any supplemental indenture relating to such Offered Debt Securities, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement when granted in accordance with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

        3.     With respect to any series of Warrants offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Warrants (the "Offered Warrants"), when (i) the Registration Statement as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered

Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Offered Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or the Articles and Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Securities" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5.2
Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000